UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2012

BILLMYPARENTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6190 Cornerstone Court, Suite 216 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 677-0080

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2012, BillMyParents, Inc., a Colorado corporation ("we," "us," "our," or the "Company"), entered into subscription agreements (“Subscription Agreement”) with seven accredited investors pursuant to which we issued 7,300,000 shares of our common stock, $0.001 par value (the “Common Shares”) at a purchase price of $0.40 per share (the “Offering”). Pursuant to the terms of the Offering, we issued five year warrants to purchase up to an additional 6,875,000 shares of our common stock in the aggregate, at an exercise price of $0.50 per share, to two investors, and five year warrants to purchase up to 106,250 shares of our common stock in the aggregate, at an exercise price of $0.60 per share, to five investors (collectively, the “Warrants”).

The Offering resulted in net proceeds to us of approximately $2,580,500 after deducting fees and expenses totaling $339,500.  The placement agent, a FINRA registered broker-dealer, in connection with the financing received a cash fee totaling $292,000 and will receive warrants to purchase up to 730,000 shares of common stock at an exercise price of $0.50 per share as compensation.

Pursuant to the terms of the Offering, the Company has entered into a Registration Rights Agreement with each investor pursuant to which the Company is required to file a registration statement for the re-sale of the Common Shares, as well as the common stock underlying the Warrants, within 150 days after the final closing of the Offering, and to use our commercially reasonable efforts to cause the registration statement to be declared effective as promptly as possible after filing.

The summary of the Offering described above, and the summary of the terms of the securities and agreements related to such Offering, are qualified in their entirety by reference to the Form of Subscription Agreement, Form of Warrant and Form of Registration Rights Agreement which are filed as Exhibits 10.73, 10.74 and 10.75 respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  The investors in that financing met the accredited investor definition of Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”).  The offer and sale of the Common Shares and Warrants in the offering were made in reliance on the exemption from registration afforded under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The Offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.  This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description

10.73	Form of Common Stock Purchase Warrant
10.74	Form of Subscription Agreement
10.75	Form of Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BILLMYPARENTS, INC.
/s/ Michael R. McCoy
Dated: December 6, 2012	By:	Michael R. McCoy
Chief Executive Officer